UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 03, 2024

Iterum Therapeutics plc

(Exact name of Registrant as Specified in Its Charter)

Ireland	001-38503	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fitzwilliam Court 1st Floor Leeson Close
Dublin 2, Ireland,		Not applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: +353 1 6694820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	ITRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 3, 2024, Iterum Therapeutics plc (the “Company”) received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that it is not in compliance with Nasdaq Listing Rule 5550(b)(1), because (i) the stockholders’ equity (deficit) of the Company of ($6,403,000) as of December 31, 2023, as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, was below the minimum stockholders’ equity requirement of $2,500,000 and (ii) the Company did not, as of April 3, 2024, meet the alternatives standards of market value of listed securities or net income from continuing operations for compliance with Nasdaq Listing Rule 5550(b)(1).

Nasdaq’s letter has no immediate impact on the listing of the Company’s ordinary shares, which will continue to be listed and traded on the Nasdaq Capital Market, subject to the Company’s compliance with the other continued listing requirements. Nasdaq’s letter provides the Company with 45 calendar days, or until May 20, 2024, to submit a plan to regain compliance. If the plan is accepted, the Company can be granted up to 180 calendar days from April 3, 2024 (or until September 30, 2024), to evidence compliance. In the event the plan is not accepted by Nasdaq or, in the event the plan is accepted and the extension granted but the Company fails to regain compliance within the plan period, the Company would have the right to a hearing before before a panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. However, there can be no assurance that, if the Company does appeal any delisting determination by Nasdaq to a panel, that such appeal would be successful.

The Company intends to take all reasonable measures available to regain compliance under the Nasdaq Listing Rules and remain listed on Nasdaq. The Company is currently evaluating its available options to resolve the deficiency and regain compliance with the Nasdaq Listing Rule 5550(b)(1) and intends to submit a compliance plan by the deadline set by Nasdaq. However, there can be no assurance that the Company's plan will be accepted by Nasdaq, that it be able to regain compliance with Nasdaq Listing Rule 5550(b)(1), maintain compliance with the other Nasdaq listing requirements or be successful in appealing any delisting determination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Iterum Therapeutics plc

Date:	April 05, 2024	By:	/s/ Corey N. Fishman
Chief Executive Officer